(m)(1)(iv)
FORM OF
AMENDED SCHEDULE B
with respect to the
FOURTH AMENDED AND RESTATED
DISTRIBUTION AND SERVICE PLAN
for
ING EQUITY TRUST

Name of Fund

ING Equity Dividend Fund

ING Fundamental Research Fund

ING LargeCap Value Fund

ING MidCap Opportunities Fund

ING Index Plus LargeCap Equity Fund

ING Index Plus LargeCap Equity Fund II

ING Index Plus LargeCap Equity Fund III

ING Index Plus LargeCap Equity Fund IV

ING Principal Protection Fund V

ING Principal Protection Fund VI

ING Principal Protection Fund VII

ING Principal Protection Fund VIII

ING Principal Protection Fund IX

ING Principal Protection Fund X

ING Principal Protection Fund XI

ING Principal Protection Fund XII

ING Principal Protection Fund XIII

ING Principal Protection Fund XIV

ING Real Estate Fund

ING SmallCap Opportunities Fund

ING SmallCap Value Choice Fund

ING Value Choice Fund